Exhibit 32.2

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Prologis, L.P. (“the Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 (the “Report”), which accompanies these certifications, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 28, 2026		/s/ Daniel S. Letter
	Name:	Daniel S. Letter
	Title:	Chief Executive Officer

Dated: October 28, 2026		/s/ Timothy D. Arndt
	Name:	Timothy D. Arndt
	Title:	Chief Financial Officer